UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CIM REAL ESTATE FINANCE TRUST, INC.
(Name of Registrant as Specified in Its Charter)

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CIM REAL ESTATE FINANCE TRUST, INC.
2398 East Camelback Road, 4th Floor
Phoenix, Arizona 85016
November 17, 2021
Dear Stockholder:
You are cordially invited to attend our 2021 Annual Meeting of Stockholders to be held on Tuesday, December 28, 2021, at 10:30 A.M. (Pacific time). The meeting will be held as a virtual meeting conducted exclusively via live webcast at http://www.proxydocs.com/CMFT. For procedures for attending the virtual annual meeting, please refer to the section entitled “Proxy Statement Questions and Answers” beginning on page 1 of the accompanying proxy statement.
The matters expected to be acted upon at the meeting are described in the following Notice of 2021 Annual Meeting of Stockholders and Proxy Statement, and include the election of seven directors and the ratification of the appointment of our independent registered public accounting firm.
There will be an opportunity during the meeting for your questions regarding the affairs of CIM Real Estate Finance Trust, Inc. to be addressed and for a discussion of the business to be considered at the meeting.
It is important that you use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING VIA LIVE WEBCAST, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR AUTHORIZE YOUR PROXY BY USING THE TELEPHONE OR THE INTERNET, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. FOR SPECIAL INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD. Authorizing a proxy to vote your shares does not deprive you of your right to attend the meeting via live webcast and to vote your shares by attending the live webcast of the meeting.
We look forward to seeing you at the meeting.

Sincerely,

Richard S. Ressler
Chairman of the Board, President and Chief Executive Officer

CIM REAL ESTATE FINANCE TRUST, INC.
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 28, 2021

To CIM Real Estate Finance Trust, Inc. Stockholders:
NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders of CIM Real Estate Finance Trust, Inc., a Maryland corporation (the “Company,” “we,” or “us”), will be held on Tuesday, December 28, 2021, at 10:30 A.M. (Pacific time). The meeting will be held as a virtual meeting conducted exclusively via live webcast at http://www.proxydocs.com/CMFT. For procedures for attending the virtual annual meeting, please refer to the section entitled “Proxy Statement Questions and Answers” beginning on page 1 of the accompanying proxy statement. The purpose of the meeting is to consider and vote upon:
1.The election of seven directors to hold office until the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualify;
2.The ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
3.The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.
The proposals and other related matters are more fully described in the proxy statement accompanying this notice.
If our business combination with CIM Income NAV, Inc. closes prior to the annual meeting, we expect to elect eight directors to hold office until the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualify as more fully described in the proxy statement accompanying this notice.
Only stockholders of record at the close of business on November 11, 2021 are entitled to receive this notice and to vote at the meeting. We reserve the right, in our sole discretion, to postpone or adjourn the 2021 Annual Meeting of Stockholders to provide more time to solicit proxies for the meeting, if necessary.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 28, 2021.
THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT https://www.proxydocs.com/CMFT.
All stockholders are cordially invited to attend the annual meeting via live webcast. Whether or not you expect to attend, WE URGE YOU TO READ THE PROXY STATEMENT AND EITHER (A) COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED OR (B) AUTHORIZE YOUR PROXY BY TELEPHONE OR THE INTERNET. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD. YOUR PROMPT RESPONSE WILL HELP AVOID POTENTIAL DELAYS AND MAY SAVE THE COMPANY SIGNIFICANT ADDITIONAL EXPENSE ASSOCIATED WITH SOLICITING STOCKHOLDER VOTES.

By Order of the Board of Directors

Laura Eichelsderfer
Secretary
Phoenix, Arizona
November 17, 2021

PLEASE VOTE — YOUR VOTE IS IMPORTANT

CIM REAL ESTATE FINANCE TRUST, INC.
2398 East Camelback Road, 4th Floor
Phoenix, Arizona 85016
PROXY STATEMENT
QUESTIONS AND ANSWERS
We are providing you with this proxy statement, which contains information about the items to be voted upon at our 2021 Annual Meeting of Stockholders. To make this information easier to understand, we have presented some of the information below in a question and answer format.
Q: Why did you send me this proxy statement?
A: Our board of directors is soliciting your proxy to vote your shares of the Company’s common stock at the 2021 Annual Meeting of Stockholders. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and is designed to assist you in voting. This proxy statement, proxy card and our 2020 annual report to stockholders are being mailed to you on or about November 19, 2021.
Q: What is a proxy?
A: A proxy is a person who votes the shares of stock of another person. The term “proxy” also refers to the proxy card. When you return the enclosed proxy card, or authorize your proxy by telephone or over the Internet, you are giving your permission to either our chief financial officer and treasurer or our secretary to vote your shares of common stock at the annual meeting as you instruct. If you sign and return the proxy card, or authorize your proxy by telephone or over the Internet, and give no instructions, the proxies will vote FOR all of the director nominees and FOR the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. With respect to any other proposals to be properly presented at the meeting for voting, your shares will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in the discretion of one or both of the proxies. The proxies will not vote your shares of common stock if you do not return the enclosed proxy card or authorize your proxy by telephone or over the Internet. This is why it is important for you to return the proxy card to us or authorize your proxy by telephone or over the Internet as soon as possible, whether or not you plan on attending the meeting via live webcast.
If you authorize your proxy by telephone or over the Internet, please do not return your proxy card.
Q: How can I attend the meeting?
A: The annual meeting will be a completely virtual meeting conducted exclusively via live webcast and not at a physical location. The virtual annual meeting will be held on Tuesday, December 28, 2021, at 10:30 A.M. (Pacific time). To attend the virtual annual meeting you must register no later than Monday, December 27, 2021 at 5:00 P.M. Eastern time. To register log into http://www.proxydocs.com/CMFT and enter the control number located on the proxy card you receive with the proxy statement or that was included with your voting instruction form provided by your bank, broker or other nominee if you hold your shares of the Company’s common stock in street name through an account with an intermediary. Once you have registered you will receive a confirmation email containing further instructions related to the virtual annual meeting. If you do not register for the meeting by Monday, December 27, 2021 at 5:00 P.M. Eastern time, you will not be able to attend the meeting. You may log into the annual meeting website at http://www.proxydocs.com/CMFT and enter your control number beginning 15 minutes before the commencement of the annual meeting. Instructions on how to attend and participate online at the annual meeting, including how to ask questions and vote, are posted at http://www.proxydocs.com/CMFT.
Q: How many shares of common stock can vote?
A: As of the close of business on the record date of November 11, 2021, there were 362,137,906 shares of our common stock issued and outstanding. Every stockholder of record as of the close of business on November 11, 2021 is entitled to one vote for each share of common stock held at that date and time. Fractional shares will have corresponding fractional votes.

Q: What is a “quorum”?
A: A “quorum” consists of the presence in person or by proxy of stockholders holding at least 50% of the outstanding shares entitled to vote. There must be a quorum present in order for business to be transacted at the annual meeting. If you submit a properly executed proxy card, even if you abstain from voting or do not give instructions for voting, then you will at least be considered part of the quorum.
Q: What may I vote on?
A: You may vote on (i) the election of nominees to serve on our board of directors; (ii) the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and (iii) any other proposal properly presented for a vote at the annual meeting.
Q: How does the board of directors recommend I vote on the proposals?
A: The board of directors recommends a vote “FOR” all of the nominees for election as director who are named as such in this proxy statement and “FOR” ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
Q: Who is entitled to vote?
A: Anyone who owned our common stock at the close of business on November 11, 2021, the record date, is entitled to vote at the annual meeting.
Q: How do I vote?
A: You may vote your shares of common stock either by attending the live webcast of the annual meeting or by proxy. Whether you plan to attend the virtual annual meeting and vote during the live webcast or not, we urge you to have your vote recorded. Stockholders may authorize their proxy via mail, using the enclosed proxy card. In addition, stockholders who live in the United States may authorize a proxy by following the “Vote by Phone” instructions on the enclosed proxy card. Stockholders with Internet access may authorize a proxy by following the “Vote by Internet” instructions on the enclosed proxy card. The telephone and Internet proxy authorization procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy and confirm that their instructions have been properly recorded. If the telephone or Internet option is available to you, we strongly encourage you to use it because it is faster and less costly. If you attend the virtual annual meeting, you also may vote during the live webcast, and any previous proxies that you authorized will be superseded by the vote that you cast at the annual meeting. You may also attend the live webcast of the annual meeting without revoking any previously authorized proxy. If you return your signed proxy card, or authorize your proxy by telephone or over the Internet, but do not indicate how you wish to vote, your shares of common stock will be counted as present for purposes of determining a quorum and voted (i) FOR all of the nominees for director; (ii) FOR the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and (iii) with respect to any other proposals to be voted upon, in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in the discretion of the proxies.
Q: What vote is required to approve each proposal?
A:     The affirmative vote of a plurality of all the votes cast at the annual meeting at which a quorum is present is required for the election of each director nominee. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
    The affirmative vote of a majority of the votes cast at the annual meeting at which a quorum is present is required for ratifying the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Q: Will my vote make a difference?
A: Yes. Your vote is very important to ensure that the proposals can be acted upon. Unlike most public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of our shares. As a result, a large number of our stockholders must be present via live webcast or by proxy at the annual meeting to constitute a quorum. YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES. Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder votes. We encourage you to participate in the governance of the Company and welcome your attendance at the annual meeting.
Q: What if I return my proxy card and then change my mind?
A: You have the right to revoke your proxy at any time before the vote by:
1.notifying our Secretary, or any other corporate officer of the Company, in writing at our offices located at 2398 East Camelback Road, 4th Floor, Phoenix, Arizona 85016;
2.attending and voting at the live webcast of the annual meeting; or
3.returning another proxy after your first proxy, which is received before the annual meeting date. Only the most recent vote will be counted and all others will be discarded regardless of the method of voting.
Q: How will voting on any other business be conducted?
A: Although we do not know of any business to be considered at the annual meeting other than the election of directors and the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, if any other business is properly presented at the annual meeting, your proxy gives authority to either official designated proxy to vote on such matters in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.
Q: Who pays the cost of this proxy solicitation?
A: The Company will pay all the costs of soliciting these proxies. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.
Q: Is this proxy statement the only way that proxies are being solicited?
A: No. In addition to mailing proxy solicitation material, our directors and officers, and employees of our sponsor, as well as third-party proxy service companies we retain, may also solicit proxies in person, by telephone or by any other electronic means of communication we deem appropriate. No additional compensation will be paid to our directors or officers or to employees of our sponsor for such services. We have retained Mediant Communications to assist us in the distribution of proxy materials and solicitation of votes. We anticipate the costs of such services to the Company to be approximately $152,000 including estimated postage and other out-of-pocket expenses of approximately $90,000 plus other fees and expenses for other services related to this proxy solicitation.
Q: Whom should I call if I have any questions?
A: If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:
Mediant Communications
P.O. Box 8035, Cary, North Carolina 27512-9916
Call toll free: (844) 280-5347

PROPOSAL 1
ELECTION OF DIRECTORS
At the annual meeting, you and the other stockholders will vote on the election of seven members of our board of directors. Those persons elected will serve as directors until the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualify. The board of directors has nominated the following people for election as directors:
•Richard S. Ressler
•T. Patrick Duncan
•Alicia K. Harrison
•Calvin E. Hollis
•W. Brian Kretzmer
•Avraham Shemesh
•Howard A. Silver
Each of the nominees for director is a current member of our board of directors. Five members of our current board of directors, Marcus E. Bromley, Stephen O. Evans, Robert A. Gary, IV, Lawrence S. Jones and Elaine Y. Wong are not standing for re-election. The principal occupation and certain other information about the nominees are set forth below. We are not aware of any family relationship among any of the nominees to become directors or executive officers of the Company. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him or her and any other person relating to his or her election as a director, except that such nominees have agreed to serve as our directors if elected.
In addition to the nominees for director named above, we may nominate one additional person to the board of directors prior to the annual meeting. In connection with our business combination with CIM Income NAV, Inc. (“CIM Income NAV”) pursuant to which CIM Income NAV will merge with and into our wholly owned subsidiary (the “Merger”), the Agreement and Plan of Merger dated September 21, 2021 (the “Merger Agreement”) among us, CIM Income NAV and Cypress Merger Sub, LLC, provides that our board of directors will take such action as necessary to cause one Independent Director (as defined in CIM Income NAV’s charter) serving as a member of the CIM Income NAV board of directors (a “CIM Income NAV Independent Director”) who does not otherwise serve on our board of directors to be elected to our board of directors effective as of the effective time of the Merger. Accordingly, if the Merger closes prior to the annual meeting, the CIM Income NAV Independent Director that is elected to our board of directors will be included as an additional nominee for director for election until the 2022 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies. We are not aware of any family relationship among any of the CIM Income NAV Independent Directors and any of the other nominees to become directors or executive officers of the Company.
If you return a properly executed proxy card, or if you authorize your proxy by telephone or over the Internet, unless you direct the proxies to withhold your votes, the individuals named as the proxies will vote your shares for the election of the nominees listed above. If any nominee becomes unable or unwilling to stand for election, the board may reduce its size, designate a substitute nominee, or fill the vacancy through a majority vote of the remaining directors. If a substitute is designated, proxies voting for the original nominee will be cast for the substituted nominee.
Vote Required; Recommendation

The affirmative vote of a plurality of all the votes cast at a meeting of stockholders duly called at which a quorum is present is necessary for the election of a director. A properly executed proxy card, or instruction by telephone or over the Internet, indicating “FOR” a nominee will be considered a vote in favor of such nominee for election as director. A properly executed proxy card, or instruction by telephone or over the Internet, indicating “AGAINST” a nominee will be considered a vote against such nominee for election as director.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS

INFORMATION ABOUT DIRECTORS AND OFFICERS
Board of Directors
In accordance with applicable law and our charter and bylaws, the business and affairs of the Company are managed under the direction of our board of directors.  Our board of directors currently consists of 12 directors, nine of whom are independent directors. Our board of directors has formed three standing committees: the audit committee; the valuation, compensation and affiliate transactions committee; and the nominating and corporate governance committee.
Director Nominees
Five members of our current board of directors, Marcus E. Bromley, Stephen O. Evans, Robert A. Gary, IV, Lawrence S. Jones, and Elaine Y. Wong are not standing for re-election. Our board of directors, upon the recommendations of our nominating and corporate governance committee, has nominated each of the following individuals for election as a director to serve until our 2022 Annual Meeting of Stockholders and until his or her successor is elected and qualifies. Each named nominee currently is a director of the Company, and Messrs. Duncan, Hollis, Kretzmer and Silver and Ms. Harrison are independent directors. In accordance with the Merger with CIM Income NAV, the Merger Agreement provides that our board of directors will take such action as necessary to cause one CIM Income NAV Independent Director who does not otherwise serve on our board of directors to be elected to our board of directors effective as of the effective time of the Merger. Accordingly, if the Merger closes prior to the annual meeting, (i) the CIM Income NAV Independent Director that is elected to our board of directors will be included as an additional nominee for director for election until the 2022 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies and (ii) information regarding such CIM Income NAV Independent Director will be available at the annual meeting.

Name	Age *	Position(s)
Richard S. Ressler	63	Chairman of the Board, Chief Executive Officer and President
T. Patrick Duncan	73	Independent Director
Alicia K. Harrison	62	Independent Director
Calvin E. Hollis	69	Independent Director
W. Brian Kretzmer	68	Independent Director
Avraham Shemesh	59	Director
Howard A. Silver	67	Independent Director
___________________
* As of November 17, 2021.
Richard S. Ressler has served as our chief executive officer, president and a director since February 2018, and as the chairman of our board of directors and a member of the nominating and corporate governance committee since August 2018. Mr. Ressler has also served as vice president of CIM Real Estate Finance Management, LLC, f/k/a Cole REIT Management IV, LLC (“CMFT Management”), our external manager, and CCO Group, LLC (“CCO Group”) since February 2018. Mr. Ressler is the founder and President of Orchard Capital Corp. (“Orchard Capital”), a firm that provides consulting and advisory services to companies in which Orchard Capital or its affiliates invest. Through his affiliation with Orchard Capital, Mr. Ressler serves in various senior capacities with, among others, CIM Group, L.P. (together with its controlled affiliates, “CIM”), a community-focused real estate and infrastructure owner, operator, lender and developer, and the indirect parent of our sponsor, manager and property manager; Orchard First Source Asset Management (together with its controlled affiliates, “OFSAM”), a full-service provider of capital and leveraged finance solutions to U.S. corporations; and OCV Management, LLC (“OCV”), an investor, owner and operator of technology companies. Mr. Ressler also serves as a board member for various public and private companies in which Orchard Capital or its affiliates invest, including, through an agreement with Orchard Capital, as non-chairman of the board of ZiffDavis (NASDAQ: ZD), formerly known as j2Global, Inc. Mr. Ressler served as Chairman and CEO of j2 Global, Inc. from 1997 to 2000. Through his affiliation with CIM, Mr. Ressler has served as chairman of the board of CIM Commercial Trust Corporation (NASDAQ: CMCT) (“CMCT”), a publicly traded real estate investment trust (“REIT”) that invests in primarily stabilized assets in urban communities across North America, since March 2014. He has also served as a chief executive officer, president and director of CIM Income NAV, a REIT sponsored by CCO Group, which primarily focuses on the acquisition and management of commercial properties in the retail, office and industrial sectors subject to long-term net leases to creditworthy tenants, since February 2018, and has served as chairman of the board since August 2018. Mr. Ressler served as chief executive officer, president and director of Cole Office & Industrial REIT (CCIT III), Inc. (“CCIT III”) from February 2018 and chairman of the board from August 2018 until CCIT III’s merger with our company in December 2020. Mr. Ressler also served as director of Cole Office & Industrial REIT (CCIT II), Inc. (“CCIT II”) from January 2019 until CCIT II’s merger with Griffin Realty Trust, Inc. (formerly known as Griffin Capital Essential Asset REIT, Inc.) (“GRT”) in March 2021. He previously served as a director of Cole Credit Property Trust V, Inc. (“CCPT V”) from January 2019 to October 2019. Mr. Ressler co-founded CIM in 1994 and, through an agreement with Orchard Capital, serves as the chairman of CIM’s Real Assets Management Committee and Investment Committees, and serves on the Investment Allocation Committee. CIM Capital, LLC, and its relying advisers (CIM Capital Controlled Company Management, LLC, CIM Capital RE Debt Management, LLC, CIM Capital Real Property Management, LLC, and CIM Capital Securities Management, LLC), CIM Capital IC Management, LLC, and CIM Capital SA Management, LLC, affiliates of CIM, are registered with the United States Securities and Exchange Commission as registered investment advisers. Mr. Ressler co-founded the predecessor of OFSAM in 2001 and, through an agreement with Orchard Capital, chairs its executive committee. Mr. Ressler co-founded OCV in 2016 and, through an agreement with Orchard Capital, chairs its executive committee. Prior to founding Orchard Capital, from 1988 until 1994, Mr. Ressler served as Vice Chairman of Brooke Group Limited, the predecessor of Vector Group, Ltd. (NYSE: VGR) and served in various executive capacities at VGR and its subsidiaries. Prior to VGR, Mr. Ressler was with Drexel Burnham Lambert, Inc., where he focused on merger and acquisition transactions and the financing needs of middle-market companies. Mr. Ressler began his career in 1983 with Cravath, Swaine and Moore LLP, working on public offerings, private placements, and merger and acquisition transactions. Mr. Ressler holds a B.A. from Brown University, and J.D. and M.B.A. degrees from Columbia University. Mr. Ressler was selected to serve as a director because of his extensive real estate, business management and finance experience and expertise, in addition to his leadership roles at several public companies, all of which bring valuable insight to the board of directors.
T. Patrick Duncan has served as an independent director and a member of our audit committee since September 2015, and as a member of our nominating and corporate governance committee and chairman of our valuation, compensation and affiliate transactions committee since August 2018. He previously served as the non-executive chairman of the board of directors from November 2015 until August 2018. Mr. Duncan also served as a member of the board of directors of CIM Income NAV from August 2013 until September 2015. For 27 years, Mr. Duncan served in various roles at USAA Real Estate Company, a private real estate investment company, most recently as its chief executive officer from January 2005 until he retired in May 2013. Mr. Duncan also served as vice chairman of the board of directors of USAA Real Estate Company and as a director of United Lender Services, a USAA company, from his retirement in May 2013 until December 2015. Prior to serving as chief executive officer, Mr. Duncan held the position of senior vice president, real estate operations with USAA Real Estate, with responsibilities that included the direction of all acquisitions, sales, co-investments, build-to-suits, land development capital markets, management and leasing of real estate. Before joining USAA Real Estate in 1986, Mr. Duncan was with Trammell Crow Company in Dallas, Texas with responsibilities as a financial partner of the firm and prior to that, Mr. Duncan was a manager with Deloitte & Touche LLP. Mr. Duncan previously served on the boards of Meridian Industrial Trust, a former New York Stock Exchange-listed REIT, from 1994 to 1998, American Industrial Properties REIT, a former New York Stock Exchange-listed REIT, from 1996 to 2001, and Square Mile Capital Management, LLC, a diversified real estate investment firm, from 2012 to 2014. Mr. Duncan previously served on the board of the Texas Research and Technology Foundation and the Association of Foreign Investors in Real Estate (AFIRE). Mr. Duncan received a degree from the University of Arizona and is a Certified Public Accountant, Certified Commercial Investment Member, and holds a Texas Real Estate Broker’s License. Mr. Duncan was selected to serve as a director because of his extensive experience as a real estate industry executive with executive investment, capital markets and financial expertise, all of which are expected to bring valuable insight to the board of directors.
Alicia K. Harrison has served as an independent director of our company since June 2016, and as a member of our valuation, compensation and affiliate transactions committee and as chairperson of our nominating and corporate governance committee since August 2018. Previously, Ms. Harrison worked for Wells Fargo & Company and its predecessor banks from 1986 until 2012, when she retired as executive vice president in Commercial Banking.  Her responsibilities at Wells Fargo included positions as area manager and group head for Southwest Regional Commercial Banking Office, manager of the Real Estate Department and integration team member for the Government and Institutional Banking Group, integrating the employees and clients of Wachovia Corporation following its acquisition by Wells Fargo in 2008.  Prior to joining Wells Fargo, Ms. Harrison began her banking career in Houston with a predecessor bank of JPMorgan Chase & Co. (MBank) as a banker in the Energy Division after completing the Commercial Training program.  Ms. Harrison has served on the board of directors and the audit and capital committees of Ryan Companies US, Inc., a national commercial real estate development, design and management company, since May 2012, and as a member of the board of directors and the nominating and governance committee of Independent Bank Group, Inc., a bank holding company (NASDAQ: IBTX), since May 2019. She joined the audit committee of Independent Bank Group, Inc. in 2020. Ms. Harrison is a Life Member of the Arizona State University Sun Angel Foundation, and previously served as a trustee of the Sun Angel Foundation and on the boards of directors of the Fresh Start Women’s Foundation, the Greater Phoenix Economic Council, the Phoenix Art Museum, the Arizona Chapter of the American Red Cross, the Arizona Business Leadership Association and the Arizona Science Center.  Ms. Harrison received a B.S. degree in Finance from Arizona State University and has completed postgraduate courses with the London School of Economics, City of London University Banking and the University of Southern California’s London Graduate School Program.  Ms. Harrison was selected to serve as a director because of her financial services, investment management and real estate experience, all of which are expected to bring valuable insight to the board of directors.
Calvin E. Hollis has served as an independent director of our company since December 2020. He served as an independent director of CCIT II from March 2018, as well as a member of CCIT II’s valuation, compensation and affiliate transactions committee and CCIT II’s nominating and corporate governance committee from August 2018 until its merger with GRT in March 2021. In addition, Mr. Hollis served as an independent director of CCPT V from March 2018, and as a member of CCPT V’s valuation, compensation and affiliate transactions committee from August 2018 until its merger with our company in December 2020. Mr. Hollis retired from his position as Senior Executive Officer, Real Estate, Countywide Planning and Development for the Los Angeles County Metropolitan Transportation Authority effective year-end 2017. He served in that position from May 2011 until December 2017. His responsibilities included executive oversight of all real estate operations including acquisitions and dispositions, non-operating property asset management, and the commercial long term ground lease program. Prior to that, from February 2009 to May 2011, Mr. Hollis served as the Acting Chief Executive Officer and then Chief Operating Officer for the Community Redevelopment Agency (“CRA”) of the City of Los Angeles. Prior to joining the CRA, Mr. Hollis served as a Managing Principal with Keyser Marston Associates, Inc. from March 1983 to February 2009, where he provided real estate advisory services to over 150 public, institutional, and private clients in major public-private real estate transactions. Mr. Hollis is a former member of Lambda Alpha and the Urban Land Institute Public Private Partnership Counsel. Mr. Hollis received a B.A. in Economics from California State University Los Angeles. Mr. Hollis was selected to serve as a director because of his experience with real estate projects and transactions of all types, including his experience with public-private partnerships, all of which are expected to bring valuable insight to the board of directors.
W. Brian Kretzmer has served as an independent director of our company since February 2018, and as a member of our audit committee and our valuation, compensation and affiliate transactions committee since August 2018. Mr. Kretzmer currently operates his own consultancy practice and is an investor in several private firms where he serves in multiple capacities. From 1999 to 2006, Mr. Kretzmer was Chief Executive Officer of MAI Systems Corporation (which operated principally through its subsidiary Hotel Information Systems), a provider of enterprise management solutions for lodging organizations. He also served as Chief Financial Officer of MAI Systems Corporation from 1993 to 1996 and 1999 to 2000. Mr. Kretzmer is a thirty-year veteran in technology industries. Mr. Kretzmer has served as a director of j2 Global, Inc. since July 2007. He has served as an independent director of CIM Income NAV since February 2018, and as a member of its audit committee and valuation, compensation and affiliate transactions committee since August 2018. He also served as an independent director of CCIT III from February 2018 until its merger with our company in December 2020. Mr. Kretzmer holds a B.A. from Montclair State University and an M.B.A. from Farleigh Dickinson University. Mr. Kretzmer was selected to serve as a director because of his extensive operational and financial perspective and accounting expertise, in addition to his leadership roles at MAI Systems Corporation, all of which are expected to bring valuable insight to the board of directors.
Avraham Shemesh has served as a director of our company since March 2019. Mr. Shemesh has also served as president and treasurer of CMFT Management and as vice president of CREI Advisors and CCO Group since February 2018. Mr. Shemesh is a Co-Founder and Principal of CIM, with more than 25 years of active real estate, infrastructure and lending experience. Since co-founding CIM in 1994, Mr. Shemesh has been instrumental in building the firm’s real estate, infrastructure and debt platforms. He serves on CIM’s Investment and Real Assets Management Committees, providing guidance on the diverse opportunities available across CIM’s various platforms. Mr. Shemesh is responsible for CIM’s long-time relationships with strategic institutions and oversees teams essential to acquisitions, portfolio management and internal and external communication. Since March 2014, Mr. Shemesh has served as a director of CMCT, a REIT that acquires, owns and operates office investments and is operated by affiliates of CIM. Additionally, he has served as a director of CIM Income NAV since January 2019. Mr. Shemesh served as chief executive officer, president and director of CCIT II from February 2018, and as chairman of the board from August 2018 until CCIT II’s merger with GRT in March 2021. He served as chief executive officer and director of CCPT V from March 2018, and as chairman of the board from August 2018 until

CCPT V’s merger with our company in December 2020. He also served as a director of CCIT III from January 2019 until CCIT III’s merger with our company in December 2020. Prior to CIM, Mr. Shemesh was involved in a number of successful entrepreneurial real estate activities, including co-founding Dekel Development, which developed a wide variety of commercial and multifamily properties in Los Angeles. Mr. Shemesh was selected to serve as a director because of his significant experience with the real estate acquisition process and strategic planning as a result of his experience with CIM, including as Co-Founder thereof, as well as his leadership roles at CIM and CMCT, all of which are expected to bring valuable insight to the board of directors.
Howard A. Silver has served as an independent director and a member of our audit committee and our valuation, compensation and affiliate transactions committee since October 2019. He also served as an independent director and chairman of the audit committee of CCIT III from July 2016, as well as a member of CCIT III’s valuation, compensation and affiliate transactions committee from August 2018 until its merger with our company in December 2020. From 1994 until 2007, Mr. Silver held various positions with Equity Inns, Inc., a publicly listed hospitality REIT on the New York Stock Exchange, including chief executive officer, president, chief financial officer, chief operating officer and secretary. Until the sale of Equity Inns to Whitehall Global Real Estate Funds in October 2007, Equity Inns was the largest hotel REIT focused on the upscale extended stay, all suite and midscale limited service segments of the hotel industry. From 1992 until 1994, Mr. Silver served as chief financial officer of Alabaster Originals, L.P., a fashion jewelry wholesaler. Prior to joining Equity Inns, Mr. Silver was employed by Ernst & Young LLP from 1987 to 1992 and by PricewaterhouseCoopers LLP from 1978 to 1985, both global accounting firms. From 2012 until the sale of the company in 2018, Mr. Silver served as a member of the board of directors and as lead independent director of Education Realty Trust, Inc. (NYSE: EDR), a publicly listed collegiate housing REIT. Mr. Silver has also served as a member of the board of directors and chairman of the audit committee of Jernigan Capital, Inc. (NYSE: JCAP), a publicly listed mortgage REIT focused on lending to self-storage facilities, since April 2015. From January 2014 until the sale of the company in January 2016, he served as a member of the board of directors and as chairman of the audit committee of Landmark Apartment Trust, Inc., a publicly registered, non-listed multifamily REIT, and, from its inception in 2004 through the sale of the company in November 2013, he served as a member of the board of directors and chairman of the audit committee of CapLease, Inc. (NYSE: LSE), a publicly listed net lease REIT. From 2004 until the sale of the company in May 2012, Mr. Silver also served as a member of the board of directors of Great Wolf Resorts, Inc. (NASDAQ: WOLF), a publicly listed family entertainment resort company. Mr. Silver graduated cum laude from the University of Memphis with a B.S. in Accountancy and has been a Certified Public Accountant since 1980. Mr. Silver was selected to serve as a director because of his extensive experience in the real estate industry and accounting, which is expected to bring valuable insight to the board of directors.
Board Meetings and Annual Stockholder Meeting
The board of directors held nine meetings during the fiscal year ended December 31, 2020. Each director attended all of the meetings of our board of directors, and all of the meetings of the committees on which he or she served, held during the period for which he or she served as a director during the fiscal year ended December 31, 2020. Although we do not have a formal policy regarding attendance by members of our board of directors at our Annual Meeting of Stockholders, we encourage all of our directors to attend.
Independence
Under the listing standards of either the New York Stock Exchange (the “NYSE”) and the NASDAQ Global Market (“NASDAQ”), upon a listing of our common stock, at least a majority of the Company’s directors would be required to qualify as “independent” as affirmatively determined by the board. Although our shares are not listed for trading on the NYSE or NASDAQ, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, our senior management and our independent registered public accounting firm, the board has determined that Messrs. Bromley, Duncan, Evans, Gary, Hollis, Jones, Kretzmer and Silver and Ms. Harrison, who comprise a majority of our board, meet the current independence and qualifications requirements of the NYSE and NASDAQ.
In accordance with the Merger with CIM Income NAV, the Merger Agreement provides that our board of directors will take such action as necessary to cause one CIM Income NAV Independent Director who does not otherwise serve on our board of directors to be elected to our board of directors effective as of the effective time of the Merger. Accordingly, if the Merger closes prior to the annual meeting, the CIM Income NAV Independent Director that is elected to our board of directors will be included as an additional nominee for director for election until the 2022 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies. We expect that such CIM Income NAV Independent Director will meet the current independence and qualifications requirements of the NYSE and NASDAQ.

Board Committees
The board of directors has established a committee structure that includes a standing audit committee, a valuation, compensation and affiliate transactions committee and a nominating and corporate governance committee. In addition, a special committee of the board was formed in June 2020 consisting of independent directors in connection with the exploration of the potential separate, non-contingent merger transactions between the Company and each of CCIT II, CCIT III and CCPT V. A special committee of the board was formed in April 2021 consisting of independent directors in connection with the exploration of the potential merger transaction between the Company and CIM Income NAV. The audit committee and valuation, compensation and affiliate transactions committee are each comprised solely of independent directors, and a majority of the members of the nominating and corporate governance committee are independent directors.
Audit Committee
The audit committee is comprised of Messrs. Jones, Duncan, Kretzmer and Silver, all of whom are independent directors. Mr. Jones serves as the chairman of the audit committee. The audit committee reports regularly to the full board. The audit committee meets periodically during the year, usually in conjunction with regular meetings of the board, and met four times during 2020. The audit committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities. The audit committee charter can be located on our sponsor’s website at www.cimgroup.com/investment-strategies/individual/managed-reit-corporate-governance by clicking on “CMFT.”
Although our shares are not listed for trading on any national securities exchange, all members of the audit committee meet the current independence and qualifications requirements of the NYSE and NASDAQ, as well as the applicable rules and regulations of the SEC. While each member of the audit committee has significant financial and/or accounting experience, the board of directors has determined that Messrs. Jones, Kretzmer and Silver satisfy the SEC’s requirements for an “audit committee financial expert” and has designated Messrs. Jones, Kretzmer and Silver as our audit committee financial experts.
Valuation, Compensation and Affiliate Transactions Committee
The valuation, compensation and affiliate transactions committee is comprised of Messrs. Duncan, Jones, Kretzmer and Silver and Ms. Harrison, all of whom are independent directors. Mr. Duncan serves as the chairman of the committee. The committee met five times during 2020. Our board of directors has adopted a charter for the valuation, compensation and affiliate transactions committee that sets forth its specific functions and responsibilities. The charter of the valuation, compensation and affiliate transactions committee is available on our sponsor’s website at www.cimgroup.com/investment-strategies/individual/managed-reit-corporate-governance by clicking on “CMFT.”
The primary purposes of the committee are to: (1) assist the board in satisfying its obligations to determine and provide the fair value of assets of the Company and the determination of the net asset value (“NAV”) per share of the common stock of the Company to comply with all applicable SEC, state and Financial Industry Regulatory Authority (“FINRA”) requirements; (2) oversee the Company’s board compensation programs, including plans and programs relating to cash compensation, incentive compensation, equity-based awards and other benefits and perquisites pertaining to the board and to administer any such plans or programs as required by the terms thereof; (3) periodically review the performance of CMFT Management and determine whether compensation paid to it is reasonable in relation to the nature and quality of services performed and the investment performance of the Company, and that the provisions of the management agreement are being carried out by the manager; (4) consider for approval any other agreements and transactions between the Company and/or its subsidiaries on the one hand and any of (i) the manager, (ii) CIM and/or its subsidiaries, (iii) a director or officer of the Company, or (iv) an affiliate of the foregoing, on the other hand; and (5) carry out any other duties delegated to it by the board of directors.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee consists of three directors, Ms. Harrison and Messrs. Duncan and Ressler, with Ms. Harrison serving as the chairperson of the committee. A majority of the members of the nominating and corporate governance committee are independent directors; Mr. Ressler, our chief executive officer and president, is the sole non-independent director serving on the nominating and corporate governance committee. The committee met two times during 2020. Our board of directors has adopted a charter for the nominating and corporate governance committee that sets forth its specific functions and responsibilities. The charter of the nominating and corporate governance committee is available on our sponsor’s website at www.cimgroup.com/investment-strategies/individual/managed-reit-corporate-governance by clicking on “CMFT.”
The primary purposes of the nominating and corporate governance committee are to: (1) at the request of the board of directors, review and make recommendations to the board of directors regarding the size, structure and composition of the board of directors and its committees; (2) establish criteria for the selection of directors to serve on the board; (3) identify and evaluate individuals believed to be qualified to become board members, including persons suggested by the Company’s stockholders or others on a substantially similar basis as it considers other nominees, and conduct appropriate inquiries into the independence, background and qualifications of such possible candidates; (4) recommend prospective candidates to the board for nomination by the board at each annual meeting of the stockholders or any special meeting of the stockholders at which directors are to be elected, and for any vacancies or newly created directorships on the board of directors; (5) make recommendations to the board of directors regarding members to serve on committees of the board of directors, taking into account the experience and expertise of each individual director; (6) review on an annual basis the Company’s codes of ethics for independent directors and the principal executive officer and senior financial officers, respectively, as well as such other governance documents and policies that may be adopted by the Company from time to time; and (7) advise and make recommendations to the board of directors on corporate governance and all matters pertaining to the role of the board of directors and the practices and the performance of its directors.
The nominating and corporate governance committee and the board of directors annually review the appropriate experience, skills and characteristics required of board members in the context of the then-current membership of the board, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in a variety of areas. This assessment includes, in the context of the perceived needs of the board at that time, issues of knowledge, experience, judgment and skills such as an understanding of the real estate industry or brokerage industry or accounting or financial management expertise. Other considerations include the candidate’s independence from conflicts of interest with the Company and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings.
Historically, our board of directors has solicited candidate recommendations from its own members and management of the Company. The Company has not employed and does not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees, although we are not prohibited from doing so if we determine such action to be in the best interests of the Company. Our nominating and corporate governance committee and board of directors also will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In order to be considered by our board of directors, recommendations made by stockholders must be submitted within the time frame required to request a proposal to be included in the proxy materials. See “Stockholder Proposals” below for more information on procedures to be followed by our stockholders in submitting such recommendations. In evaluating the persons recommended as potential directors, our nominating and corporate governance committee and board of directors will consider each candidate without regard to the source of the recommendation and take into account those factors that our board of directors determines are relevant. Stockholders may directly nominate potential directors (without the recommendation of our board of directors) by satisfying the procedural requirements for such nomination as provided in Article II, Section 11 of our bylaws.
In considering possible candidates for election as a director, the nominating and corporate governance committee and the board of directors are guided by the principles that each director should (i) be an individual of high character and integrity; (ii) be accomplished in his or her respective field, with superior credentials and recognition; (iii) have relevant expertise and experience upon which to base advice and guidance to management in the conduct of our real estate investment and management activities; (iv) have sufficient time available to devote to our affairs; and (v) represent the long-term interests of our stockholders as a whole. Our nominating and corporate governance committee and board of directors may also consider an assessment of its diversity, including factors such as, but not limited to, age, geography, gender and ethnicity. While we do not have a formal diversity policy, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities.

Our nominating and corporate governance committee nominated each of the nominees for election as a director at the 2021 Annual Meeting of Stockholders.
Special Committee
A special committee of the board of directors was formed in June 2020 in connection with the exploration of the potential separate, non-contingent merger transactions between the Company and each of CCIT II, CCIT III and CCPT V. The special committee consisted of Ms. Harrison and Messrs. Duncan, Jones, Kretzmer and Silver, all of whom are independent directors. Mr. Duncan served as the chairman of the special committee. In connection with the formation of the special committee, the board of directors authorized and delegated to the special committee the full power to take any and all actions that it may deem necessary, advisable or appropriate (and to enter into any contracts, agreements, arrangements or understandings as it may deem necessary, advisable or appropriate, in the name of and on behalf of the Company) in connection with, or in response to, the exploration of the merger transactions. The merger agreement between the Company and CCIT II was terminated in October 2020 and the mergers of CCIT III and CCPT V with the Company were completed in December 2020.
A special committee of the board of directors was formed in April 2021 in connection with the exploration of the potential merger transaction between the Company and CIM Income NAV. The special committee consisted of Ms. Harrison and Messrs. Duncan, Jones, Kretzmer and Silver, all of whom are independent directors. Mr. Duncan serves as the chairman of the special committee. In connection with the formation of the special committee, the board of directors authorized and delegated to the special committee the full power to take any and all actions that it may deem necessary, advisable or appropriate (and enter into any contracts, agreements, arrangements or understandings as it may deem necessary, advisable or appropriate, in the name and on behalf of the Company) in connection with, or in response to, the exploration of the merger transaction. The Company entered into the Merger Agreement with CIM Income NAV on September 21, 2021. The Merger is expected to close in December 2021.
Communication with Directors
We have established procedures for stockholders or other interested parties to communicate directly with our board of directors. Such parties can contact the board by mail at: Chairman of the Board of Directors of CIM Real Estate Finance Trust, Inc., c/o Corporate Secretary, 2398 East Camelback Road, 4th Floor, Phoenix, Arizona 85016.
The chairman of the board of directors will receive all communications made by these means, and will distribute such communications to such member or members of our board of directors as he deems appropriate, depending on the facts and circumstances outlined in the communication received.
Board Leadership Structure
Richard S. Ressler serves as both the chairman of our board of directors and our chief executive officer. In addition, only independent directors are members of the valuation, compensation and affiliate transactions committee, which is chaired by Mr. Duncan, our former chairman, and considers matters for which the oversight of our independent directors is key, including matters relating to the valuation of the Company’s common stock, review of the performance and fees paid to the manager, and review and approval of any transactions with affiliates.
Our board of directors has the authority to select the leadership structure it considers appropriate, considering many factors including the specific needs of our business and what is in the best interests of our stockholders. The independent directors have determined that the most effective board of directors leadership structure for the Company at the present time is for the chief executive officer to also serve as chairman of the board of directors. The independent directors believe that, because the chief executive officer is ultimately responsible for the day-to-day operation of the Company and for executing the Company’s strategy, and because the performance of the Company is an integral part of board deliberations, the chief executive officer is the director best qualified to act as chairman of the board of directors.
The board of directors retains the authority to modify this structure to best address the Company’s unique circumstances, and to advance the best interests of all stockholders, as and when appropriate. The board of directors believes that the current board leadership structure is the most appropriate at this time, given the specific characteristics and circumstances of the Company. With the assistance of the nominating and corporate governance committee, the board of directors will continue to monitor the corporate governance practices of the Company, including the leadership structure of its board of directors.
In addition, although we do not have a lead independent director, in light of the function and make-up of the valuation, compensation and affiliate transactions committee, and for the reasons further set forth below, the board of directors believes that its current corporate governance practices achieve independent oversight and management accountability. Our governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of and communication with our executive officers, as well as the officers and key personnel of our manager. Some of the relevant processes and other corporate governance practices include:

•	A majority of our directors are independent directors. Each director is an equal participant in decisions made by the full board of directors. In addition, all matters that relate to our sponsor, our manager or any of their affiliates must be approved by a majority of the independent directors. The audit committee and the valuation, compensation and affiliate transactions committee are comprised entirely of independent directors.

•	Each of our directors is elected annually by our stockholders.

•	The board of directors can decline to renew the management agreement with our external manager upon the affirmative vote of two-thirds (2/3) of the independent directors that (1) there has been unsatisfactory performance by the manager that is materially detrimental to the Company or (2) the management fees payable to the manager are not fair.
The Board’s Role in Risk Oversight
The board of directors oversees our stockholders’ interest in the long-term health and the overall success of the Company and its financial strength.
The board of directors is actively involved in overseeing risk management for the Company. It does so, in part, through its oversight of our property acquisitions and assumptions of debt, as well as its oversight of our Company’s executive officers and our manager. In particular, the board of directors is responsible for evaluating the performance of the manager, and may decline to renew the management agreement with our external manager upon the affirmative vote of two-thirds (2/3) of the independent directors that (1) there has been unsatisfactory performance by the manager that is materially detrimental to the Company or (2) the management fees payable to the manager are not fair.
In addition, the audit committee is responsible for assisting the board of directors in overseeing the Company’s management of risks related to financial reporting. The audit committee has general responsibility for overseeing the accounting and financial processes of the Company, including oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the adequacy of the Company’s internal control over financial reporting. In addition, we have adopted policies and procedures with respect to complaints related to accounting, internal accounting controls or auditing matters, which enables anonymous and confidential submission of complaints that the audit committee shall discuss with management. Further, in connection with the annual audit of the Company’s financial statements, the audit committee conducts a detailed review with the Company’s independent auditors of the accounting policies used by the Company and its financial statement presentation.
Code of Business Conduct and Ethics
Our board of directors has adopted a Code of Ethics for Principal Executive Officer and Senior Financial Officers (the “Code of Business Conduct and Ethics”) that is applicable to our principal executive officer, principal financial officer and principal accounting officer. The policy may be located on our sponsor’s website at www.cimgroup.com/investment-strategies/individual/managed-reit-corporate-governance by clicking on “CMFT.”
If, in the future, we amend, modify or waive a provision in the Code of Business Conduct and Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our sponsor’s website as necessary.
No Hedging or Pledging of Stock
Directors are prohibited from hedging and pledging the Company’s securities or the securities of any other non-traded real estate investment trust sponsored and managed by CCO Group.

Compensation of Directors
Summary
Directors who are also officers or employees of the Company, our manager or their affiliates (Messrs. Ressler and Shemesh and Ms. Wong) do not receive any special or additional remuneration for service on the board of directors or any of its committees. Each independent director receives compensation for service on the board of directors and any of its committees as provided below:
•an annual board membership retainer of $90,000; and
•an additional annual retainer for each standing committee on which a director serves equal to $25,000 for the committee chair and $15,000 for other members of the committee.
Generally, each director’s aggregate annual board compensation will be paid 75% in cash (in four quarterly installments) and 25% will be paid in the form of an annual grant of restricted shares of common stock based on the then-current per share NAV at the time of issuance pursuant to the CIM Real Estate Finance Trust, Inc. 2018 Equity Incentive Plan (the “Equity Plan”), as further described below. Restricted stock grants pursuant to the Equity Plan will generally vest one year from the date of the grant. In addition, all directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.
Directors who served on a special committee received a one time payment of $36,000 per special committee, and the chairman of the committee received $54,000 per special committee.
Director Compensation Table
The following table sets forth certain information with respect to our director compensation during the fiscal year ended December 31, 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total Compensation ($)
T. Patrick Duncan	$162,750	$36,250	$—	$—	$199,000
Alicia K. Harrison	$133,500	$32,500	$—	$—	$166,000
Lawrence S. Jones	$133,500	$32,500	$—	$—	$166,000
W. Brian Kretzmer	$126,000	$30,000	$—	$—	$156,000
Howard A. Silver	$123,226	$29,075	$—	$—	$152,301
Marcus E. Bromley(1)	$1,849	$—	$—	$—	$1,849
Stephen O. Evans(1)	$1,849	$—	$—	$—	$1,849
Robert A. Gary, IV(1)	$1,849	$—	$—	$—	$1,849
Calvin E. Hollis(1)	$1,849	$—	$—	$—	$1,849
Richard S. Ressler	$—	$—	$—	$—	$—
Avraham Shemesh	$—	$—	$—	$—	$—
Elaine Y. Wong	$—	$—	$—	$—	$—
___________________
(1)Messrs. Bromley, Evans, Gary and Hollis were elected as members of our board of directors effective December 21, 2020.
(2)Represents the grant date fair value of the restricted shares of common stock issued pursuant to the Equity Plan, for purposes of Accounting Standards Codification Topic 718, Compensation—Stock Compensation. Each of the independent directors elected prior to the date of grant received a grant of restricted shares of common stock in October 2020, which shares vested approximately one year from the date of grant. The grant date fair value of the restricted shares is based on the per share estimated NAV of the common stock on the grant date, which was $7.31.
Long Term Incentive Plan Awards to Independent Directors
In August 2018, in connection with the approval and implementation of a revised compensation structure of our independent directors, the board of directors approved the Equity Plan, under which 400,000 shares of the Company’s common stock were reserved for issuance and share awards of approximately 345,000 are available for future grant at December 31, 2020. Under the Equity Plan, the board of directors or a committee designated by the board of directors has the authority to grant restricted stock awards or deferred stock awards to non-employee directors of the Company. The board of directors or committee also has the authority to determine the terms of any award granted pursuant to the Equity Plan, including vesting schedules, restrictions and acceleration of any restrictions. The purpose of the Equity Plan is to help the Company: (1) align the interests of the non-employee directors compensated under the Equity Plan with the Company’s stockholders; and (2) to promote ownership of the Company’s equity. Pursuant to the Equity Plan, we may award restricted stock or deferred stock units.
In October 2020, the Company granted awards of approximately 4,400 restricted shares to each of the independent members of the board of directors (approximately 22,000 restricted shares in aggregate) under the Equity Plan, representing 25% of each independent director’s annual aggregate board compensation for the twelve month period beginning October 2020 (the “2020 Restricted Stock Awards”). The 2020 Restricted Stock Awards vested on October 1, 2021, approximately one year from the date of grant.
The term of the Equity Plan is ten years. The board of directors may amend or terminate the Equity Plan at any time prior to its ten year term, provided that the Equity Plan will remain in effect until all awards made pursuant to the Equity Plan have been satisfied or terminated in accordance with the Equity Plan. Upon a change of control, including the dissolution, liquidation, reorganization, merger or consolidation with one or more entities as a result of which we are not the surviving corporation, or upon a sale of all or substantially all of our assets, the board of directors or a committee thereof may make provisions for any awards not assumed or substituted pursuant to the agreement effectuating the change of control, including (1) accelerating the vesting period of unvested awards, or (2) canceling any non-vested award or other awards in which the fair market value of the shares subject to the award is zero, in each case in accordance with and pursuant to the terms of the applicable award agreement and the Equity Plan.
On November 8, 2021, the valuation, compensation and affiliate transactions committee approved the acceleration of the vesting of all restricted shares for all non-returning independent directors to the date on which the Company’s 2021 annual meeting of the stockholders is held. In addition, the board of directors approved the payment of cash compensation to each of the non-returning independent directors, payable in one lump sum following the annual meeting, equal to the cash compensation each non-returning independent director would have received if they had continued to serve as a member of the Board through September 30, 2022.
In the event that our valuation, compensation and affiliate transactions committee determines that any distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Equity Plan or with respect to an award, then the valuation, compensation and affiliate transactions committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any award.
Compensation Committee Interlocks and Insider Participation
The valuation, compensation and affiliate transactions committee consists of Messrs. Duncan, Jones, Kretzmer and Silver and Ms. Harrison, all of whome are independent directors. In addition, we do not separately compensate our executive officers. Therefore, none of our executive officers participated in any deliberations regarding executive compensation.
During the fiscal year ended December 31, 2020, both of our executive officers served as executive officers (and, in the case of Mr. Ressler, as a director) of other externally managed companies sponsored by our sponsor. In addition, Mr. Shemesh served as a director of other externally managed companies sponsored by our sponsor. Like us, such companies have a valuation, compensation and affiliate transactions committee consisting of their independent directors, and they do not separately compensate their executive officers.
Executive Officers
In addition to Richard S. Ressler, the following individual currently serves as an executive officer of the Company:
Nathan D. DeBacker, age 41, has served as our chief financial officer and treasurer since August 2016. Mr. DeBacker is senior vice president of finance & accounting at CIM and has served as the chief financial officer and treasurer of each of the public, non-listed REITs sponsored and managed by affiliates of CCO Group (and, prior to its acquisition by CIM, Cole Capital) since August 2016. He has served as chief financial officer of CMCT and CIM

Real Assets & Credit Fund, a continuously-offered closed-ended interval fund managed by affiliates of CIM that seeks to invest in a mix of institutional-quality real estate and credit assets, since March 2019. Mr. DeBacker served as chief financial officer and treasurer of CCIT II from February 2018 until CCIT II’s merger with GRT in March 2021. He also served as chief financial officer and treasurer of CCPT V and CCIT III from August 2016 until CCPT V’s and CCIT III’s respective mergers with our company in December 2020. Mr. DeBacker also serves as an officer of various affiliates of CIM including as vice president of CMFT Management, CIM Income NAV Management, CREI Advisors and CCO Group since February 2018. He served as the chief financial officer of CCO Capital, CIM’s FINRA registered broker-dealer, from February 2018 to December 2020. From August 2016 to February 2018, Mr. DeBacker served as senior vice president and chief financial officer, Cole REITs, of VEREIT, Inc. (“VEREIT”). Mr. DeBacker was the principal at CFO Financial Services, LLC, a certified public accounting firm that provided accounting, payroll, tax, forecasting and planning, business valuation and investment advisory services to individuals and business organizations, from May 2014 until August 2016. Mr. DeBacker was also registered as an investment adviser representative with Archer Investment Corporation, an investment advisory firm that partners with accountants and CPAs to provide investment management solutions for their clients, from November 2015 until August 2016. From December 2005 until May 2014, Mr. DeBacker worked at Cole Capital, the predecessor to CCO Group, and, following the merger with VEREIT, most recently served as vice president of real estate planning and analysis. From 2002 until 2005, Mr. DeBacker worked as an auditor for the independent public accounting firm of Ernst & Young LLP. Mr. DeBacker earned his Bachelor of Science degree in Accounting from the University of Arizona and is a Certified Public Accountant in Arizona.
Each of our executive officers has stated that there is no arrangement or understanding of any kind between him and any other person relating to his appointment as an executive officer of our Company. We are also not aware of any family relationships among any of the directors or executive officers of the Company.
Compensation of Executive Officers
We have no employees. Our executive officers, including our principal financial officer, do not receive compensation directly from us for services rendered to us, and we do not intend to pay any compensation directly to our executive officers. As a result, we do not have, and our board of directors has not considered, a compensation policy or program for our executive officers. Accordingly, we have not included a Compensation Committee Report or a Compensation Discussion and Analysis in this proxy statement.
Certain of our executive officers are also officers of CMFT Management, our manager, and/or its affiliates, and are compensated by these entities, in part, for their services to us. We pay fees to such entities under our management agreement, investment advisory agreement and dealer manager agreement. We also reimburse CMFT Management for its provision of administrative services, including related personnel costs, subject to certain limitations. A description of the fees that we pay to our manager, investment advisor and dealer manager or any affiliate thereof is found in the “Transactions with Related Persons, Promoters and Certain Control Persons” section below.

BENEFICIAL OWNERSHIP OF EQUITY SECURITIES
The following table sets forth information as of November 1, 2021 regarding the beneficial ownership of our common stock by each person known by us to own 5% or more of the outstanding shares of common stock, each of our directors, and each named executive officer, and our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on 363,463,915 shares of common stock outstanding as of November 1, 2021, which were held by approximately 66,929 stockholders of record.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percentage
Richard S. Ressler(3)	20,000	*
Marcus E. Bromley	84,713	*
T. Patrick Duncan(4)	18,053	*
Stephen O. Evans	17,090	*
Robert A. Gary, IV	17,594	*
Alicia K. Harrison(5)	17,104	*
Calvin E. Hollis	12,587	*
Lawrence S. Jones(6)	17,104	*
W. Brian Kretzmer(7)	26,842	*
Avraham Shemesh(3)	20,000	*
Howard A. Silver(8)	22,450	*
Elaine Y. Wong	—	—
Nathan D. DeBacker	—	—
All executive officers and directors as a group (13 persons)	273,537	*
___________________

*	Represents less than 1% of the outstanding common stock.
(1)	The address of each beneficial owner listed is c/o CIM Real Estate Finance Trust, Inc., 2398 East Camelback Road, 4th Floor, Phoenix, Arizona 85016.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group which may be exercised within 60 days following November 1, 2021.
(3)	The reported shares are owned directly by CMFT Management. Mr. Ressler and Mr. Shemesh may be deemed to beneficially own the shares owned by CMFT Management because of their positions with CIM, which is the sole common equity member of CCO Group, which owns and controls CMFT Management. Mr. Ressler or Mr. Shemesh each disclaim beneficial ownership of the reported securities except to the extent of his indirect pecuniary interest therein, and nothing herein shall not be deemed an admission that Mr. Ressler or Mr. Shemesh is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.
(4)	Includes 5,034.722 restricted shares of common stock issued under the Equity Plan in connection with Mr. Duncan’s service as a member of the board of directors.
(5)	Includes 4,513.889 restricted shares of common stock issued under the Equity Plan in connection with Ms. Harrison’s service as a member of the board of directors.
(6)	Includes 4,513.889 restricted shares of common stock issued under the Equity Plan in connection with Mr. Jones’s service as a member of the board of directors.
(7)	Includes 4,166.667 restricted shares of common stock issued under the Equity Plan in connection with Mr. Kretzmer’s service as a member of the board of directors.
(8)	Represents 4,166.667 restricted shares of common stock issued under the Equity Plan in connection with Mr. Silver’s service as a member of the board of directors.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Independent Auditors
The audit committee has engaged Deloitte as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2021. Deloitte has served as our independent registered public accounting firm since our formation in July 2010. Stockholder ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. However, the board of directors is submitting the appointment of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee may reconsider whether or not to retain Deloitte in the future. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company.
Fees
During the year ended December 31, 2020, Deloitte served as our independent registered public accounting firm and provided certain tax and other services. The audit committee reviewed the audit and non-audit services performed by Deloitte, as well as the fees charged by Deloitte for such services. In its review of the non-audit services and fees, the audit committee considered whether the provision of such services is compatible with maintaining the independence of Deloitte. The aggregate fees billed to us for professional accounting services, including the audit of the Company’s annual financial statements by Deloitte for the years ended December 31, 2020 and December 31, 2019, are set forth in the table below.

	Year Ended December 31,
Type of Service	2020	2019
Audit fees (1)	$1,019,500	$1,031,700
Audit-related fees	—	—
Tax fees (2)	104,418	109,638
All other fees	—	—
Total	$1,123,918	$1,141,338

___________________

(1)	Represents fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by Deloitte in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements and other services that generally only the independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC, audits of acquired properties or businesses, property audits required by loan agreements, and statutory audits for our subsidiaries or affiliates.
(2)	Represents fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning, and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state, and local tax issues related to due diligence.

Pre-Approval Policies and Procedures
The audit committee charter imposes a duty on the audit committee to pre-approve all auditing services performed for us by our independent auditors, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditors’ independence. Unless a type of service to be provided by the independent auditors has received “general” pre-approval, it will require “specific” pre-approval by the audit committee.

All requests for services to be provided by the independent auditor that do not require specific pre-approval by the audit committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general pre-approval of the audit committee. The audit committee will be informed on a timely basis of any such services rendered by the independent auditors.
Requests to provide services that require specific pre-approval by the audit committee will be submitted to the audit committee by both the independent auditors and the principal financial officer, and must include a joint statement as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence. The chairman of the audit committee has been delegated the authority to specifically pre-approve de minimis amounts for services not covered by the general pre-approval guidelines. All amounts, other than such de minimis amounts, require specific pre-approval by the audit committee prior to engagement of the independent auditors. All amounts, other than de minimis amounts not subject to pre-approval, specifically pre-approved by the chairman of the audit committee in accordance with this policy, are to be disclosed to the full audit committee at the next regularly scheduled meeting.
All services rendered by Deloitte for the years ended December 31, 2020 and December 31, 2019 were pre-approved in accordance with the policies and procedures described above.
A representative of Deloitte is expected to attend the annual meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
Vote Required; Recommendation
The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the appointment of Deloitte as our independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

AUDIT COMMITTEE REPORT
Our management has the primary responsibility for the Company’s accounting and financial reporting process, including the system of internal control over financial reporting, and the preparation of the Company’s financial statements. Deloitte, the Company’s independent registered public accounting firm, is responsible for performing an audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for expressing an opinion as to whether the Company’s consolidated financial statements are fairly presented in all material respects in conformity with accounting principles generally accepted in the United States of America (“GAAP”). In this context, the responsibility of the audit committee is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s consolidated financial statements.
In the performance of its oversight function, the audit committee reviewed and discussed with management and Deloitte the Company’s 2020 audited financial statements, and management and Deloitte represented to the audit committee that such audited financial statements were prepared in accordance with GAAP.
The audit committee also reviewed and discussed with Deloitte the matters required to be discussed by applicable requirements of the PCAOB and the SEC. In addition, the audit committee received from Deloitte the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the audit committee concerning independence, and discussed with Deloitte its independence.
The audit committee discussed with Deloitte the overall scope and plans for the audit. The audit committee meets periodically with Deloitte, with and without management present, to discuss the results of their examinations, their evaluations of internal controls and the overall quality of the financial reporting of the Company.
Based on these reviews and discussions, the audit committee recommended to the board of directors that the 2020 audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

The Audit Committee of the Board of Directors: Lawrence S. Jones (Chairman) T. Patrick Duncan W. Brian Kretzmer Howard A. Silver

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
Our independent directors have reviewed the material transactions between our affiliates and us during the year ended December 31, 2020 and the nine months ended September 30, 2021. Set forth below is a description of the transactions with affiliates. We believe that we have executed all of the transactions set forth below on terms that are fair and reasonable to the Company and on terms no less favorable to us than those available from unaffiliated third parties.
Management Agreement
We are party to an amended and restated management agreement with CMFT Management dated August 20, 2019 (the “Management Agreement”) whereby CMFT Management manages our day-to-day operations and identifies and makes investments on our behalf. In return, we pay to CMFT Management a management fee (the “Management Fee”), payable quarterly in arrears, equal to the greater of (a) $250,000 per annum ($62,500 per quarter) and (b) 1.50% per annum (0.375% per quarter) of the Company’s Equity (as defined in the Management Agreement). Management fees for the year ended December 31, 2020 and the nine months ended September 30, 2021 totaled $40.0 million and $35.0 million, respectively. We also reimburse CMFT Management for expenses incurred in connection with the provision of services pursuant to both the Management Agreement and the Prior Agreement (as defined below). Such expense reimbursements for the year ended December 31, 2020 and the nine months ended September 30, 2021 totaled $4.7 million and $1.4 million, respectively.
Our manager is also entitled to receive Incentive Compensation (as defined in the Management Agreement), payable with respect to each quarter, which is generally equal to the excess of (a) the product of (i) 20% and (ii) the excess of (A) Core Earnings (as defined in the Management Agreement) of the Company for the previous 12-month period, over (B) the product of (1) the Company’s Consolidated Equity (as defined in the Management Agreement) in the previous 12-month period, and (2) 7% per annum, over (b) the sum of any Incentive Compensation paid to our manager with respect to the first three calendar quarters of such previous 12-month period (or such lesser number of completed calendar quarters preceding the applicable period, if applicable). No Incentive Compensation was payable during the year ended December 31, 2020 or the nine months ended September 30, 2021.
We reimburse CMFT Management or its affiliates for acquisition expenses incurred in the process of acquiring each property or in the origination or acquisition of a loan, so long as the total acquisition fees and expenses relating to the transaction do not exceed 6.0% of the contract purchase price, unless otherwise approved by a majority of our board of directors, including a majority of our independent directors, as commercially competitive, fair and reasonable to the Company. Such expense reimbursements for the year ended December 31, 2020 and the nine months ended September 30, 2021 totaled $550,000 and $179,000, respectively. Additionally, prior to August 20, 2019, under the terms of our prior advisory agreement with CMFT Management dated January 24, 2012 (the “Prior Agreement”), for substantial assistance in connection with the sale of one or more properties (or our entire portfolio), we paid CMFT Management or its affiliates a disposition fee (“Disposition Fees”) in an amount equal to up to one-half of the real estate or brokerage commission paid by us to third parties on the sale of such property, not to exceed 1.0% of the contract price of the property sold; provided, however, in no event would the total disposition fee paid to CMFT Management, its affiliates and unaffiliated third parties exceed the lesser of the customary competitive real estate commission or an amount equal to 6.0% of the contract sales price. Under the terms of the Management Agreement, our manager is no longer entitled to receive Disposition Fees; provided, however, that for the Company’s properties under contract to be sold or specifically identified in a broker agreement as being marketed for sale as of the effective date of the Management Agreement, the Manager may be entitled to receive a Disposition Fee in accordance with the terms of the Prior Agreement. Disposition Fees paid for the year ended December 31, 2020 totaled $434,000. No such fees were paid during the nine months ended September 30, 2021.
Our Management Agreement has a term expiring August 20, 2022, and is deemed renewed automatically each year thereafter for an additional one-year period unless the Company provides 180 days’ written notice to the manager after the affirmative vote of 2/3 of the Company’s independent directors. If the Management Agreement is terminated without cause, the manager is entitled to receive a termination fee equal to three times the sum of (a) the average annual Management Fee and (b) the average annual Incentive Compensation during the 24-month period prior to the termination.
Richard S. Ressler, our chief executive officer and president and the chairman of our board of directors, is a vice president of CMFT Management. Additionally, Mr. Shemesh, a director, and Mr. DeBacker, our chief financial officer and treasurer, are officers of CMFT Management.

Investment Advisory and Management Agreement
On December 6, 2019, our wholly owned subsidiary, CMFT Securities Investments, LLC (“CMFT Securities”), entered into an investment advisory and management agreement (the “Investment Advisory and Management Agreement”) with CIM Capital IC Management, LLC, a Delaware limited liability company (the “Investment Advisor”). CMFT Securities was formed for the purpose of holding any securities investments made by the Company. The Investment Advisor, a wholly-owned subsidiary of CIM, is registered as an investment advisor with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Pursuant to the Investment Advisory and Management Agreement, the Investment Advisor will manage the day-to-day business affairs of CMFT Securities and its investments in corporate credit and real estate-related securities (collectively, the “Managed Assets”), subject to the supervision of the board of directors.
Pursuant to the Investment Advisory and Management Agreement, our Investment Advisor shall receive an investment advisory fee (the “Investment Advisory Fee”), payable quarterly in arrears, equal to 1.50% per annum (0.375% per quarter) of CMFT Securities’ Equity (as defined in the Investment Advisory and Management Agreement). Because the securities and corporate credit assets that are managed by our Investment Advisor are excluded from the calculation of Management Fees payable by the Company to our manager under the Management Agreement, the total management and advisory fees payable by us to our external advisors are not increased as a result of entering into the Investment Advisory and Management Agreement. In addition, the Investment Advisor is eligible to receive incentive compensation, as described below. In the event that Incentive Compensation is earned and payable with respect to any quarter under the Management Agreement, our manager will calculate the portion of the Incentive Compensation that was attributable to the assets managed by our Investment Advisor and payable to the Investment Advisor (the “Securities Manager Incentive Compensation”). Pursuant to the Investment Advisory and Management Agreement, CMFT Securities will reimburse the Investment Advisor for costs and expenses incurred by the Investment Advisor on its behalf. During the year ended December 31, 2020 and the nine months ended September 30, 2021, no Investment Advisory Fees were paid and no costs and expenses were reimbursed to the Investment Advisor.
The Investment Advisory and Management Agreement shall continue for a term of three years and shall be deemed renewed automatically each year thereafter for an additional one-year period unless CMFT Securities provides 180 days’ written notice to the Investment Advisor after the affirmative vote of 2/3 of our independent directors, or if the Investment Advisor provides 180 days’ written notice to CMFT Securities. If the Investment Advisory and Management Agreement is terminated without cause by CMFT Securities, the Investment Advisor is entitled to receive a termination fee equal to three times the sum of (a) the average annual Investment Advisory Fee and (b) the average annual Securities Manager Incentive Compensation during the 24-month period prior to the termination. CMFT Securities is not required to pay the termination fee if the Investment Advisor terminates the Investment Advisory and Management Agreement, or if the Investment Advisory and Management Agreement is terminated for cause.
Sub-Advisory Agreement
On December 6, 2019, the Investment Advisor entered into a sub-advisory agreement (the “Sub-Advisory Agreement”) with OFS Capital Management, LLC, a Delaware limited liability company (the “Sub-Advisor”), to act as an investment sub-advisor to CMFT Securities. The Sub-Advisor is registered as an investment adviser under the Advisers Act and is an affiliate of the Investment Advisor. The Sub-Advisor is responsible for providing investment management services with respect to the corporate credit-related securities held by CMFT Securities. On a quarterly basis, the Investment Advisor will designate 50% of the sum of the Investment Advisory Fee and Securities Manager Incentive Compensation payable to the Investment Advisor, as described above, as sub-advisory fees (“Sub-Advisory Fees”). The Sub-Advisory Fees are paid ratably, as determined pursuant to the Sub-Advisory Agreement, to the Sub-Advisor and any other sub-advisers, if any, that provide services to CMFT Securities. Either party may terminate the Sub-Advisory Agreement with 30 days’ prior written notice to the other party.
Avraham Shemesh, a director, is an officer of the Investment Advisor. Richard S. Ressler, our chief executive officer and president and the chairman of our board of directors, is the co-founder and principal owner of the Sub-Advisor.
Development Management Agreements

On January 7, 2021, we completed foreclosure proceedings to take control of the assets which previously secured our mezzanine loans, including 75 condominium units and 21 rental units across four buildings in New York. Upon foreclosure, and with the approval of our valuation, compensation and affiliate transactions committee,

CIM NY Management, LLC, an affiliate of CMFT Management, entered into a Development Management Agreement with our indirect wholly owned subsidiaries that own each of the four buildings (the “Building Owners”), wherein CIM NY Management, LLC will act as project manager in overseeing the development and construction of property improvements in accordance with each respective Development Management Agreement (the “Development Services”). In consideration for the Development Services, CIM NY Management, LLC will receive a development management fee from the Building Owners equal to 4% of the aggregate gross project costs expended during the term of the Development Management Agreement, subject to the conditions in each respective Development Management Agreement. Additionally, CIM NY Management, LLC is reimbursed by the Building Owners for expenses incurred in connection with the Development Services, including services provided that are incidental to but not part thereof the Development Services. The Development Management Agreement shall remain in effect until the project completion date, and is terminable by either party with fifteen days prior notice to the other party, with or without cause.
Certain Conflict Resolution Procedures
In order to reduce or eliminate certain potential conflicts of interest, we have adopted policies containing a number of restrictions relating to (1) transactions we may enter into with our sponsor, our manager, any of our directors or any of their respective affiliates, (2) certain future offerings and (3) the allocation of investment opportunities among other real estate programs sponsored by CCO Group. Conflict resolution provisions that are in policies adopted by our board of directors include, among others, the following:

•	We will not purchase or lease properties from our sponsor, our manager, any of our directors or any of their respective affiliates, unless a majority of the directors, including a majority of the independent directors, who are not otherwise interested in such transaction determines that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property from such persons or entities at an amount in excess of its current appraised value as determined by an independent appraiser. In addition, we will not sell or lease a property to our sponsor, our manager, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, who are not otherwise interested in such transaction determines that such transaction is fair and reasonable to us and either the sale price is greater than the cost of the property to us, including acquisition-related expenses, or a majority of the independent directors determines that there is substantial justification for any amount below such cost and that such difference is reasonable. In no event will we sell any such property to such persons or entities at an amount less than its current appraised value as determined by an independent appraiser.

•	We will not make any loans to our sponsor, our manager, any of our directors or any of their respective affiliates, except that we may make loans to wholly-owned subsidiaries and we may make or invest in mortgage loans involving our sponsor, our manager, our directors or their respective affiliates, provided, among other things, that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved by a majority of our directors, including a majority of our independent directors, who are not otherwise interested in the transaction as fair and reasonable to us and on terms no less favorable to us than those available from unaffiliated third parties. In addition, our sponsor, our manager, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of our directors, including a majority of the independent directors, who are not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•	Our property acquisitions and other investments are allocated among us and the programs sponsored by CCO Group pursuant to an asset allocation policy. Pursuant to the policy, in the event that an investment opportunity becomes available that may be suitable for both us or one or more of the other programs sponsored by CCO Group, and for which more than one of such entities has sufficient uninvested funds, an allocation committee, which is comprised entirely of employees of CIM, CCO Group or their respective affiliates (the “Allocation Committee”), will examine the following factors, among others, in determining the entity for which the investment opportunity is most appropriate:

•	the investment objective of each entity;

•	the anticipated operating cash flows of each entity and the cash requirements of each entity;

•	the effect of the acquisition on diversification of each entity’s investments by type of property, geographic area and tenant concentration;

•	whether any of the entities already owns an associated land parcel or building;

•	the amount of funds available to each program and the length of time such funds have been available for investment;

•	the ability of each entity to finance the property, if necessary;

•	the policy of each entity relating to leverage of properties;

•	the income tax effects of the purchase to each entity; and

•	the size of the investment.

If, in the judgment of the Allocation Committee, the investment opportunity may be equally appropriate for more than one program, then the entity that has had the longest period of time elapse since it was allocated an investment opportunity of a similar size and type (e.g., office, industrial or retail properties or anchored shopping centers) will be allocated such investment opportunity.

If a subsequent development, such as a delay in the closing of the acquisition or a delay in the construction of a property, causes any such investment, in the opinion of the Allocation Committee, to be more appropriate for an entity other than the entity that committed to make the investment, the Allocation Committee may determine that another program sponsored by CCO Group will make the investment. Our board of directors has a duty to ensure that the method used for the allocation of the acquisition of properties by other programs sponsored by CCO Group seeking to acquire similar types of properties is applied fairly to us.

•	We will not enter into any other transaction with our sponsor, our manager, any of our directors or any of their affiliates, including the acceptance of goods or services from our sponsor, our manager, any of our directors or any of their affiliates, unless a majority of our directors, including a majority of the independent directors who are not otherwise interested in the transaction, approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

STOCKHOLDER PROPOSALS
Any proposals by stockholders for inclusion in proxy solicitation material for the 2022 Annual Meeting of Stockholders, including any proposals for nominees for election as director at the 2022 Annual Meeting of Stockholders, must be received by our secretary, Laura Eichelsderfer, at our offices no later than July 20, 2022, and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. If a stockholder wishes to present a proposal at the 2022 Annual Meeting of Stockholders, whether or not the proposal is intended to be included in the 2022 proxy materials, our bylaws currently require that the stockholder give advance written notice to our secretary, Laura Eichelsderfer, at our offices no earlier than June 20, 2022 and no later than July 20, 2022. Stockholders are advised to review the Company’s bylaws, which contain other requirements with respect to advance notice of stockholder proposals and director nominations.
OTHER MATTERS
As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2021 Annual Meeting of Stockholders other than the matters referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holders.
The Company’s 2020 annual report to stockholders, filed with the SEC, is posted on our website at www.cimgroup.com/investment-strategies/individual/managed-reit-corporate-governance. You may also obtain our other SEC filings and certain other information concerning the Company through the Internet at www.sec.gov and www.cimgroup.com/strategies/individual/managed-reit-corporate-governance. Information contained in any website referenced in this proxy statement is not incorporated by reference in this proxy statement.
HOUSEHOLDING OF PROXY MATERIALS
We have adopted a procedure permitted by SEC rules that is commonly referred to as “householding.” Under this procedure, a single proxy statement and annual report are delivered to multiple stockholders sharing an address unless we receive contrary instructions from any stockholder at that address. We will continue to send a separate proxy card to each stockholder of record. We have adopted this procedure because we believe it reduces the volume of duplicate information stockholders receive and helps to reduce our printing and postage costs. A number of brokers with account holders who are company stockholders will be “householding” our proxy materials and annual reports as well.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, or if you and other stockholders sharing your address are receiving multiple copies of the proxy materials and you would like to receive only a single copy of such materials in the future, please notify your broker if you hold your shares through a broker, or notify us directly if you are a stockholder of record by contacting us at:
CIM Real Estate Finance Trust, Inc.
2398 East Camelback Road, 4th Floor
Phoenix, Arizona 85016
Attention: Secretary
(602) 778-8700
We will send promptly additional copies of the relevant materials following receipt of a request for additional copies.

By Order of the Board of Directors
Laura Eichelsderfer
Secretary

PLEASE VOTE — YOUR VOTE IS IMPORTANT

CIM

P.O. BOX 8035, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
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You can register to attend and vote at the virtual Annual Meeting at www.proxydocs.com/CMFT and follow the instructions. Deadline for registration is December 27, 2021 at 5:00 P.M. Eastern Time.

PROXY TABULATOR
PO BOX 8035
CARY, NC 27512-9916

CIM Real Estate Finance Trust, Inc.

Annual Meeting of Stockholders

For Stockholders of record on November 11, 2021

TIME: Tuesday, December 28, 2021 10:30 AM, Pacific Time

PLACE: The 2021 Annual Meeting of Stockholders of the Company to be held as a virtual meeting via a live webcast at www.proxydocs.com/CMFT

This proxy is being solicited on behalf of the Board of Directors

The undersigned stockholder hereby appoints Nathan D. DeBacker and Laura Eichelsderfer, each as proxy and attorney-in-fact, with full power of substitution as determined by the Board of Directors of CIM Real Estate Finance Trust, Inc. (the "Company"), on behalf and in the name of the undersigned, to attend the 2021 Annual Meeting of Stockholders of the Company to be held as a virtual meeting via a live webcast on Tuesday, December 28, 2021 at 10:30 AM, Pacific Time at www.proxydocs.com/CMFT and at any and all adjournments or postponements thereof, and to cast on behalf of the undersigned all votes which the undersigned would be entitled to cast if personally present, as indicated on the reverse side of this ballot, and otherwise to represent the undersigned at the meeting and any adjournments or postponements thereof, with all powers possessed by the undersigned if personally present. The undersigned acknowledges receipt of the notice of the 2021 Annual Meeting of Stockholders and the proxy statement.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED STOCKHOLDER WILL BE CAST IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED STOCKHOLDER WILL BE CAST "FOR" ALL OF THE NOMINEES IN PROPOSAL 1, AND "FOR" PROPOSAL 2. IF OUR BUSINESS WITH CIM INCOME NAV, INC. CLOSES PRIOR TO THE ANNUAL MEETING, WE EXPECT TO ELECT EIGHT DIRECTORS TO HOLD OFFICE UNTIL THE 2022 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFY AS MORE FULLY DESCRIBED IN THE PROXY STATEMENT. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OR, IN THE ABSENCE OF SUCH A RECOMMENDATION, IN THEIR DISCRETION, INCLUDING, BUT NOT LIMITED TO, THE POWER AND AUTHORITY TO ADJOURN OR POSTPONE THE MEETING TO PROVIDE MORE TIME TO SOLICIT PROXIES FOR ANY OR ALL OF THE PROPOSALS REFERENCED HEREIN.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

CIM Real Estate Finance Trust, Inc.

Annual Meeting of Stockholders

Important Notice Regarding the Availability of Proxy Materials for the CIM Real Estate Finance Trust, Inc. ("CMFT") 2021 Annual Meeting of Stockholders to be held on December 28, 2021. The Annual Report and Proxy Statement for this meeting are available at: www.cimgroup.com

Please mark your ballot like this: [X] Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSAL 2

	FOR	AGAINST	ABSTAIN
1.01 Richard S. Ressler	☐	☐	☐
1.02 T. Patrick Duncan	☐	☐	☐
1.03 Alicia K. Harrison	☐	☐	☐
1.04 Calvin E. Hollis	☐	☐	☐
1.05 W. Brian Kretzmer	☐	☐	☐
1.06 Avraham Shemesh	☐	☐	☐
1.07 Howard A. Silver	☐	☐	☐

The proxies are authorized to vote in their discretion and otherwise represent the undersigned on any other matters that may properly come before meeting, or any postponement or adjournment thereof.

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date